Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-139253, 333-139250 and 333-139251) and Registration Statement on Form S-3 (No. 333-145868) of The Andersons, Inc. of our report dated February 20, 2009 which appears in this Form 10-K related to the consolidated financial statements of Lansing Trade Group, LLC and Subsidiaries as of and for the year ended December 31, 2008, which are not included herein.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Elkhart, Indiana
February 20, 2009

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